DILWORTH PAXSON LLP

LAW OFFICES

February 28,2007

Cord Blood America, Inc.

9000 Sunset Boulevard, Suite 400

Los Angeles, CA 90069

RE: Existing Samples Purchase Agreement

Ladies and Gentlemen:

We have acted as special counsel for CorCell, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Existing Samples Purchase Agreement, dated as of October 12, 2006, as amended by the Amendment and Modification to the Existing Samples Purchase Agreement, dated as of February 28, 2007 (collectively, the "Agreement"), between the Company and Cord Blood America, Inc., a Florida corporation (the "Buyer"), and certain other agreements, instruments and documents relating thereto.

We are delivering this opinion letter to you pursuant to Section 10 (g) of the Agreement. Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in the Agreement.

As such counsel, we have examined originals or copies, certified to our satisfaction, of the following documents:

(i) an executed copy of the Agreement;

(ii) the Certificate of Amendment of Certificate of Incorporation of the Company, as certified by the Secretary of the Company;

(iii) the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company;

(iv) the resolutions of the Board of Directors of the Company relating to the Agreement, as certified by the Secretary of the Company;

(v) a good standing certificate of the Company, dated February 26, 2007, issued by the Secretary ofthe State ofDelaware (the "Good Standing Certificate");

 (vi) good standing certificates (or written advice from CT Corporation in lieu of a good standing certificate) of the Company issued by the Secretaries of State of New Jersey and the Commonwealth of Pennsylvania, where the Company is qualified to do business as a foreign corporation (the "Company Qualification Certificates");

(vii) a certificate of an officer of the Company as to certain factual matters relevant to this opinion (the "Officer's Certificate"); and

(viii) such other documents, records and certificates as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures (other than those of representatives of the Company), the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We also have assumed that all natural persons, including each representative of the Company, who signed the Agreement had sufficient legal capacity to do so. We have further assumed that there has not been any mutual mistake of fact, fraud, duress or undue influence in connection with this transaction that could affect the validity or enforceability of the Agreement.

In rendering this opinion, we have also assumed that the Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company) and that the Agreement is binding and enforceable against each such party in accordance with its terms.

In rendering this opinion, we also have assumed that the terms and conditions of the Agreement as reflected in the Agreement have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or the waiver of any of the material provisions of the Agreement.

As to questions of fact material to the opinions expressed herein, we have relied solely and without investigation upon the Officer's Certificate and certificates of public officials with respect to the accuracy of the factual matters contained therein, as well as on the representations of the Company contained in the Agreement (including the exhibits thereto) and the documents delivered pursuant thereto.

To the extent that the OpInIOnS contained herein are given to our knowledge, such knowledge means the conscious awareness of facts, without any investigation and inquiry, by those attorneys currently with our firm who have provided substantive representation to the Company in connection with this transaction, and does not include matters of which such attorneys could be deemed to have constructive knowledge.

On the basis of and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to use its properties and carryon its business as presently conducted, and the Company has the corporate power and corporate authority to enter into and perform its obligations under the Agreement.

2.

 The Company is qualified a foreign corporation to transact the business in which It IS engaged and is in good standing as a foreign corporation in the Commonwealth of Pennsylvania and the State of New Jersey.

3.

 The execution and delivery of the Agreement by the Company and the performance by the Company of the transactions contemplated therein have been duly and validly authorized by the Board of Directors of the Company and all necessary corporate action on behalf of the Company and its shareholders has been taken to approve the Agreement and the transactions contemplated thereby.

4.

 The Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

5.

 The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations thereunder do not (a) contravene the Certificate of Incorporation or bylaws of the Company, (b) breach or result in a default under any other agreement, indenture, or other instrument to which the Company is a party or which it is bound of which we have knowledge, or (c) result in a violation of any order or decree by which the Company is bound of which we have knowledge, except in the cases of (b) or (c), where the breach, default or violation would not have a Material Adverse Effect on the Company.

6.

 Except as set forth in the Agreement or the Disclosure Schedules, no approval or consent or other action by or filing with any governmental authority is required under any provision of federal law or the laws of the Commonwealth of Pennsylvania for the execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder, or, if required, the requisite consent or approval has been obtained, the requisite action has been taken or the requisite filing has been made.

The foregoing opinions are subject to the following qualifications, exceptions and limitations:

(a)

 Our opinions as to the good standing ofthe Company in the State of Delaware are based solely on our review of the Good Standing Certificate, and our opinion as to the qualification of the Company as a foreign corporation in certain states is based solely on our review of the Company Qualification Certificates.

(b)

 Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and (ii) the limitations imposed by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing.

(c)

 We express no opinion as to the effectiveness or enforceability of provisions relating to waivers of notice, waivers of a right to trial by jury, or waivers of other rights, consent to jurisdiction or service ofprocess,severability,indemnity,prepaymentfeesorpenalties,choice of law, confession of judgment, the availability of self-help in any particular event or circumstance, appointment of an attorney in fact or the grant of any power of attorney or provisions which release or limit your liability or relate to cumulative remedies.

(d)

 The opinions in this letter are limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated in this letter. The opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter. We assume no obligation to update this opinion to advise you of any changes in facts or laws subsequent to the date hereof.

(e)

 Our opinion is limited in all respects to the federal laws of the United States (other than federal securities laws, as to which we express no opinion), and the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware, all as in effect as of the date hereof, and we express no opinion as to the laws of any other jurisdiction.

(f)

 Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions that, in our experience, are normally applicable to or normally relevant in connection with a transaction ofthe type contemplated by the Agreement

(g)

 We note that the Agreement is governed by the laws of the State of Delaware. For purposes of our opinions set forth herein, we have assumed, without any independent investigation, that the laws of the State of Delaware are identical in all respects to the laws governing contracts of the nature of the Agreement of the Commonwealth of Pennsylvania.

This opinion letter may be relied upon only by you in connection with the execution and delivery of the Agreement and the transactions contemplated thereby. You may not rely upon this opinion letter for any other purpose, and no other person or entity may rely upon this opinion letter for any purpose without our prior written consent. This opinion letter may not be referred to, or described, furnished or quoted to, any other person, firm or entity, without in each instance our prior written consent.

Sincerely,
/s/ Dilworth Paxson
Dilworth Paxson

OFFICER'S CERTIFICATE OF

CORCELL, INC.

The undersigned, being an Officer of CorCell, Inc., a Delaware corporation (the "Company"), is executing and delivering this Certificate to Dilworth Paxson LLP (the "Dilworth Firm") for their reliance in connection with their issuance of an opinion letter of even date herewith (the "Opinion Letter") to Cord Blood America, Inc, a Florida corporation (the "Buyer") at the closing of the Existing Samples Purchase Agreement, dated as of October 12, 2006, as amended by the Amendment and Modification to the Existing Samples Purchase Agreement, dated as of February 28, 2007 (collectively, the "Agreement"), between the Company and the Buyer. Unless otherwise defined herein, all terms used in this Certificate shall have the meanings assigned thereto in the Agreement.

The undersigned hereby certifies to the Dilworth Firm that:

1.

All of the individuals signing the Agreement on behalf of the Company have sufficient legal capacity to do so, and all of their signatures are genuine. All of the documents submitted to the Dilworth Firm as originals are authentic, and all of the documents submitted to the Dilworth Firm as copies conform to the originals of such documents.

2.

To the best of my knowledge, there has not been any mutual mistake of fact, fraud, duress or undue influence in connection with this transaction that could affect the validity or enforceability ofthe Agreement.

3.

The terms and conditions of the transactions as reflected in the Agreement have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or the waiver of any of the material provisions of the Agreement.

4.

The execution and delivery by the Company of the Agreement does not, and the performance by the Company of its obligations thereunder will not (a) breach or result in a default under any other agreement, indenture, or other instrument to which the Company is a party or which it is bound, or (b) result in a violation of any order or decree by which the Company is bound, except where the breach, default or violation would not have a Material Adverse Effect on the Company.

IN WITNESS WHEREOF, I have executed and delivered this Certificate as of this 28th day of February, 2007.

/s/ Antonia Lafferty
Antonia Lafferty
President and Secretary